                                                                   EXHIBIT 10.01


                            ADMINISTRATION AGREEMENT

     THIS ADMINISTRATION AGREEMENT (this "Agreement") is made as of the ___ day of ____________, 2006, ("Effective Date") by and between MAN-AHL 130, LLC, a Delaware limited liability company (the "Fund") and SEI Global Services, Inc. (hereinafter referred to as the "Administrator").

     WHEREAS, the Fund's managing member, Man Investments (USA) Corp., is registered with the Commodity Futures Trading Commission ("CFTC") as a commodity pool operator and a commodity trading advisor, and is responsible for the overall management and administration of the Fund (hereinafter referred to as the "Investment Manager").

     WHEREAS, the Administrator has agreed, at the request of the Fund, to provide the Fund with certain administrative services on the terms and subject to the conditions hereinafter contained.

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Administrator hereby agree as follows:

SECTION 1 DEFINITIONS

     1.01 "Confidential Information" shall have the meaning given to such term in Section 11.01 of this Agreement.

     1.02 "Disclosing Party" shall have the meaning given to such term in
          Section 11.01 of this Agreement.

     1.03 Unless the context otherwise requires and except as otherwise specified in this Agreement, the term "Fund" shall include, where applicable, any managing member, general partner or director, as the case may be, acting on behalf of the Fund.

     1.04 "Initial Term" shall have the meaning given to such term in Section
          9.01 of this Agreement.

     1.05 "Interested Party" or "Interested Parties" means the Administrator, its subsidiaries and its affiliates and each of their respective officers, directors, employees, agents, delegates and associates.

     1.06 "Interests" means any limited liability company interests of the Fund.

     1.07 "Investments" shall mean such cash, securities and all other assets and property of whatsoever nature now owned or to be acquired by or for the account of the Fund.

     1.08 "Live Date" means the date on which the Fund is launched and Administrator begins providing the Services hereunder.



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                                                                   EXHIBIT 10.01


     1.09 "Offering Memorandum" means any prospectus, registration statement, notice, circular or other communication issued by the Fund from time to time, as appropriate, including amendments or supplements thereto.

     1.10 "Person" shall mean any individual, partnership, limited liability company, corporation, trust or other legal entity.

     1.11 "Receiving Party" shall have the meaning given to such term in Section
          11.01 of this Agreement.

     1.12 "Renewal Term" shall have the meaning given to such term in Section
          9.01 of this Agreement.

SECTION 2 APPOINTMENT AND CONTROL

     2.01 Services. The Fund hereby appoints the Administrator to be, and the Administrator agrees to act as, the administrative agent of the Fund for the term and subject to the provisions hereof. The Administrator shall perform (and may delegate or sub-contract, as provided below) the services set forth in Schedule I, which may be amended from time to time in writing by the parties ("Services").

     2.02 Authority. Each of the activities engaged in under the provisions of this Agreement by the Administrator on behalf of the Fund shall be subject to the overall direction and control of the Fund or any Person authorized to act on the Fund's behalf; provided, however, that the Administrator shall have the general authority to do all acts deemed in the Administrator's good faith belief to be necessary and proper to perform its obligations under this Agreement. In performing its duties hereunder, the Administrator shall observe and generally comply with the applicable Offering Memorandum, all applicable resolutions and/or directives of any Person authorized to act on the Fund's behalf of which it has notice, and any other applicable laws which may from time to time apply to the services rendered by the Administrator. The Administrator (i) shall not have or be required to have any authority to supervise the investment or reinvestment of the securities or other properties which comprise the assets of the Fund and (ii) shall not provide any investment advisory services to the Fund, and shall have no liability related to the foregoing activities set forth in this sentence.

     2.03 Third Parties; Affiliates. The Administrator may delegate to, or sub-contract with, third parties or affiliates administrative or other functions it deems necessary to perform its obligations under this Agreement; provided, however, all fees and expenses incurred in any delegation or sub-contract shall be paid by the Administrator and the Administrator shall remain responsible to the Fund for the acts and omissions of such other entities. The Fund acknowledges that during the term of this Agreement, the services to be performed by the Administrator may be completed by one or more of the Administrator's affiliates or third parties located in or outside of the United States of America.

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                                                                   EXHIBIT 10.01


SECTION 3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE FUND

     3.01 The Fund represents and warrants that:

          3.01.1. it has full power, right and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite actions on its part, and no other proceedings on its part are necessary to approve this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by it; this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms.

          3.01.2. it is not a party to any, and there are no, pending or threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations (collectively, "Actions") of any nature against it or its properties or assets which would, in the aggregate, have a material effect upon its business or financial condition. There is no injunction, order, judgment, decree, or regulatory restriction imposed specifically upon it or any of its properties or assets.

          3.01.3. to the best of its knowledge, it is not in default under any contractual or statutory obligations whatsoever (including the payment of any tax) which, in the aggregate, materially and adversely affects, or is likely to materially and adversely affect, its business or financial condition.

          3.01.4. it has obtained or, within a reasonable period of time following the Effective Date, will obtain all consents or made all required filings with appropriate regulatory bodies (including the Securities and Exchange Commission and the Commodity Futures Trading Commission) to the extent necessary to carry out its business.

     3.02 The Fund covenants and agrees that:

          3.02.1. it will furnish the Administrator from time to time with copies, authenticated or certified, of its organizational document(s), a current version of the applicable Offering Memorandum and with any other documents that the Administrator may reasonably request; and

          3.02.2. it will promptly notify the Administrator of any matter of which the Fund becomes aware and which it reasonably believes would materially affect the Administrator's performance of its duties and obligations under this Agreement, including any amendment to the above-referenced documents.

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                                                                   EXHIBIT 10.01


SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

     4.01 The Administrator represents and warrants that:

          4.01.1. it has full power, right and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action on its part, and no other proceedings on its part are necessary to approve this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by it; this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms.

          4.01.2. it is not a party to any, and there are no, pending or threatened Actions of any nature against it or its properties or assets which would, in the aggregate, have a material effect upon its business or financial condition. There is no injunction, order, judgment, decree, or regulatory restriction imposed specifically upon it or any of its properties or assets.

          4.01.3. to the best of its knowledge, it is not in default under any statutory obligations whatsoever (including the payment of any tax) which materially and adversely affects, or is likely to materially and adversely affect, its business or financial condition.

          4.01.4. it has obtained or, within a reasonable period of time following the Effective Date, will obtain all consents or made all required filings with appropriate regulatory bodies (including the Securities and Exchange Commission and the Commodity Futures Trading Commission) to the extent necessary to carry out its business.

     4.02 The Administrator covenants and agrees that it will promptly notify the Fund of any matter of which the Administrator becomes aware and which would materially affect the Administrator's performance of its duties and obligations under this Agreement.

SECTION 5 LIMITATION OF LIABILITY AND INDEMNIFICATION

     5.01 In the absence of gross negligence, bad faith or fraud in the performance of the Services or willful or reckless disregard of its obligations hereunder, the Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties under this Agreement. As used in this Article 5, the term "Administrator" shall include the officers, directors, employees, affiliates and agents of the Administrator as well as that entity itself. The Fund shall be solely responsible for its compliance with applicable investment policies, and any laws and regulations governing the manner in which its assets may be invested, and

                                                                   EXHIBIT 10.01


          shall be responsible for any losses attributable to non-compliance with any applicable policies, laws and regulations governing the Fund or the duties, actions or omissions of the Investment Manager; provided, however, that the Administrator shall be responsible for any such losses solely attributable to the gross negligence, bad faith, fraud, willful or reckless disregard of its obligations. The Administrator shall not in any circumstances be liable for any indirect, special, punitive or consequential damages of any nature whatsoever. Each party shall have the duty to mitigate its damages for which another party may become responsible.

     5.02 The Fund shall indemnify and hold harmless the Administrator from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of: (i) any act or omission of the Administrator in carrying out its duties hereunder or as a result of the Administrator's reliance upon instructions of any authorized person; provided that this indemnification shall not apply if any such loss, damage or expense is caused by or arises from the Administrator's bad faith, fraud or gross negligence or wilful or reckless disregard of its obligations hereunder; (ii) any violation by the Fund or the Investment Manager of any applicable investment policy, law or regulation or (iii) any misstatement or omission in the Offering Memorandum, except to the extent that such misstatement or omission is caused by information received from the Administrator and confirmed by the Administrator in writing.

     5.03 The Administrator may apply to the Fund, the Investment Manager or any Person acting on the Fund's behalf at any time for instructions and may consult counsel for the Fund or the Investment Manager or with accountants, counsel and other experts with known industry experience with respect to any matter arising in connection with the Administrator's duties hereunder, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the advice of counsel, accountants or other experts. Also, the Administrator shall not be liable for actions taken pursuant to any document which it reasonably believes to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any officer, employee or agent of the Fund until receipt of written notice thereof.

     5.04 Nothing herein shall make the Administrator liable for the performance or omissions of unaffiliated third parties such as, by way of example and not limitation, transfer agents, custodians, investment advisers or sub-advisers, postal or delivery services, telecommunications providers and processing and settlement services, except as set forth in Sections 2.03 and 11.03.

     5.05 The Administrator shall have no obligations with respect to any laws relating to the purchase or sale of Interests in the Fund. Further, the Fund assumes full

                                                                   EXHIBIT 10.01


          responsibility for the preparation, contents and distribution of its Offering Memorandum (except to the extent that such misstatement or omission is caused by information received from the Administrator and confirmed by the Administrator in writing) and its compliance with any applicable laws, rules, and regulations.

     5.06 The indemnification rights hereunder shall include the right to reasonable advances of defense expenses (except where the Fund assumes the defense pursuant to Section 5.07 of this Agreement) in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited; provided that the party seeking indemnification shall provide reasonably prompt notification to the indemnifying party of all such expenses. If in any case the Fund may be asked to indemnify or hold the Administrator harmless, the Administrator shall promptly advise the Fund of the pertinent facts concerning the situation in question, and the Administrator will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification, but failure to do so shall not affect the rights hereunder, unless such failure to promptly notify or advise the Fund materially impairs the rights of the Fund and would have been avoided if prompt notice were given.

     5.07 The Fund shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought against the Administrator to enforce any claims subject to this indemnity provision. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to the Administrator, whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the Administrator shall bear the fees and expenses of any additional counsel retained by it. If the Fund does not elect to assume the defense of a suit, it will reimburse the Administrator for the reasonable fees and expenses of any counsel retained by the Administrator.

     5.08 The Administrator shall indemnify and hold harmless the Fund from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all reasonable losses, costs, out of pocket costs, charges, reasonable counsel fees and disbursements, payments, and expenses arising directly or indirectly out of the Administrator's bad faith, fraud or gross negligence or willful or reckless breach of its obligations hereunder.

     5.09 The provisions of this Article 5 shall survive the termination of this Agreement.

SECTION 6 VALUATION

          The Administrator is entitled to rely on the price and value information (hereinafter "Valuation Information") provided by the underlying fund(s) into which the Fund invests, brokers and custodians, investment advisors or any third-party pricing services selected by the Administrator (collectively hereinafter referred to as the

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                                                                   EXHIBIT 10.01


          "Pricing Sources") in order to calculate the Fund's net asset value (and the value of interest holders' capital accounts based upon such valuation). The Administrator shall have no obligation to obtain Valuation Information from any sources other than the Pricing Sources. The Administrator shall have no liability or responsibility for the accuracy of the Valuation Information provided by a Pricing Source or the delegate of a Pricing Source.

SECTION 7 ALLOCATION OF CHARGES AND EXPENSES

     7.01 The Administrator. The Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement.

     7.02 Fund Expenses. The Fund assumes and shall pay or cause to be paid all expenses of the Fund not otherwise allocated in this Agreement, including, without limitation, organizational costs; taxes; expenses for legal and auditing services; the expenses of preparing (including typesetting), printing and mailing reports, Offering Memorandum, statements of additional information, proxy solicitation and tender offer materials; and notices to existing Interest holders, all expenses incurred in connection with issuing and redeeming Interests, the costs of pricing services, the costs of custodial services, the cost of initial and ongoing registration of the Interests under Federal and state securities laws, fees and out-of-pocket expenses of Directors who are not affiliated persons of the Administrator or any affiliated corporation of the Administrator, the costs of Directors' meetings, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of service providers to the Fund. The Fund shall reimburse the Administrator for its reasonable out-of-pocket expenses, including all reasonable charges for copying, postage, telephone, and fax charges incurred by the Administrator in the performance of its duties.

SECTION 8 COMPENSATION

          The Fund shall pay to the Administrator, as compensation for the services performed and the facilities and personnel provided by the Administrator pursuant to this Agreement, service fees as set out in the written fee schedule annexed hereto as Schedule II and incorporated herein. The Fund shall pay the Administrator's fees quarterly in arrears in U.S. Dollars, unless otherwise agreed to by the parties. In the event that the Fund is more than sixty days past due with respect to any amounts due under this Agreement, the Administrator is hereby authorized to, and may, at its option, automatically debit its fees due from the Fund's portfolio account(s), as set forth on Schedule II, which may be amended from time to time in writing by the parties.

SECTION 9 DURATION AND TERMINATION

     9.01 Term and Renewal. This Agreement shall become effective as of the Effective Date and shall remain in effect for a period of two years from and after the Live

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                                                                   EXHIBIT 10.01


          Date (the "Initial Term"), and thereafter shall automatically renew for successive one-year terms (each such period, a "Renewal Term") unless terminated by any party giving written notice of non-renewal at least ninety days prior to the last day of the then current term to the other party hereto.

     9.02 Termination for Cause.

          9.02.1. This Agreement may be terminated by any party giving at least forty-five days prior notice in writing to the other party if at anytime the other party has been first (i) notified in writing that such party shall have materially failed to perform its duties and obligations under this Agreement (such notice shall be of the specific asserted material breach) ("Breach Notice") and (ii) the party receiving the Breach Notice shall not have remedied the noticed failure within forty-five days after the service of the Breach Notice requiring it to be remedied.

          9.02.2. This Agreement may be terminated by any party giving thirty days notice in writing to the other parties prior to the "liquidation" of the Fund. For purposes of this paragraph, the term "liquidation" shall mean a transaction in which all the assets of the Fund are sold or otherwise disposed of and proceeds there from are distributed in cash to the Interest holders in complete liquidation of the interests of Interest holders in the Fund. A termination pursuant to this Section
                   9.02.2 shall be effective as of the date of such liquidation.

     9.03 Effect of Termination.

          9.03.1. The termination of this Agreement shall be without prejudice to any rights that may have accrued hereunder to any party hereto prior to such termination.

          9.03.2. After termination of this Agreement and upon payment of all accrued fees, reimbursable expenses and other moneys owed to the Administrator, the Administrator shall deliver to the Fund, or as it shall direct, all books of account, records, registers, correspondence, documents and assets relating to the affairs of or belonging to the Fund in the possession of or under the control of the Administrator or any of its agents or delegates.

          9.03.3. In the event any and all accrued fees, reimbursable expenses and other moneys owed to the Administrator hereunder remain unpaid in whole or in part for more than thirty days past due, the Administrator, without further notice, may take any and all actions it deems necessary to collect such amounts due, and any and all of its collection expenses, costs and fees shall be paid by the Fund, including, without limitation, administrative costs, attorneys fees, court costs, and interest.

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                                                                   EXHIBIT 10.01


SECTION 10  CONFLICTS OF INTEREST

     10.01 Non-Exclusive. The services of the Administrator rendered to the Fund are not deemed to be exclusive. The Administrator is free to render such services to others. The Administrator shall not be deemed to be affected by notice of, or to be under any duty to disclose to the Fund or Person acting on the Fund's behalf, information which has come into its possession or the possession of an Interested Party in the course of or in connection with providing administrative or other services to any other person or in any manner whatsoever other than in the course of carrying out its duties pursuant to this Agreement.

     10.02 Rights of Interested Parties. Subject to applicable law, nothing herein contained shall prevent:

             10.02.1. an Interested Party from buying, holding, disposing of or otherwise dealing in any Interests for its own account or the account of any of its customers or from receiving remuneration in connection therewith, with the same rights which it would have had if the Administrator were not a party to this Agreement; provided, however, that the activity of the Interested Party is not based on any part upon any information received from or on behalf of the Fund and the prices quoted by the Administrator are no more favorable to the Interested Party than to a similarly situated investor in or redeeming holder of Interests;

             10.02.2. an Interested Party from buying, holding, disposing of or otherwise dealing in any securities or other investments for its own account or for the account of any of its customers and receiving remuneration in connection therewith, notwithstanding that the same or similar securities or other investments may be held by or for the account of the Fund provided, however, that the activity of the Interested Party is not based on any part upon any information received from or on behalf of the Fund.

             10.02.3. an Interested Party from receiving any commission or other remuneration which it may negotiate in connection with any sale or purchase of Interests or Investments effected by it for the account of the Fund; provided, however, that the amount of such commission or other remuneration is negotiated at arm's length; and

             10.02.4. an Interested Party from contracting or entering into any financial, banking or other transaction with the Fund or from being interested in any such contract or transaction; provided, however, that the terms of such transaction are negotiated at arm's length.

SECTION 11  CONFIDENTIALITY

     11.01 Confidential Information. Each of the Administrator and the Fund (in such capacity, the "Receiving Party") acknowledges and agrees to maintain the

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                                                                   EXHIBIT 10.01


            confidentiality of Confidential Information (as hereinafter defined) provided by or on behalf of the Administrator and the Fund, respectively, in connection with the rights and obligations of such party pursuant to this Agreement (in such capacity, the "Disclosing Party") in connection with this Agreement. The Receiving Party shall not disclose or disseminate the Disclosing Party's Confidential Information to any person or entity other than those employees, agents, contractors, subcontractors and licensees of the Receiving Party, or those employees, agents, contractors, subcontractors and licensees of any agent or affiliate, who have a need to know it in order to assist the Receiving Party in performing its obligations, or to permit the Receiving Party to exercise its rights under this Agreement. In addition, the Receiving Party (a) shall take all reasonable steps to prevent unauthorized access to the Disclosing Party's Confidential Information, and (b) shall not use the Disclosing Party's Confidential Information, or authorize other persons or entities to use the Disclosing Party's Confidential Information, for any purposes other than in connection with performing its obligations or exercising its rights hereunder. As used herein, "reasonable steps" means steps that a party takes to protect its own, similarly confidential or proprietary information of a similar nature, which steps shall in no event be less than a reasonable standard of care.

            The term "Confidential Information," as used herein, shall mean all business strategies, plans and procedures, proprietary information, methodologies, data and trade secrets, trading positions, and other confidential information and materials of the Disclosing Party, its affiliates, their respective clients or suppliers, or other persons or entities with whom they do business, that may be obtained by the Receiving Party from any source or that may be developed as a result of this Agreement.

     11.02 Exclusions. The provisions of this Article 11 respecting Confidential Information shall not apply to the extent, but only to the extent, that such Confidential Information: (i) is not nonpublic information (as such term is used in the Gramm-Leach-Bliley Act) and
            (ii) (a) is already known to the Receiving Party free of any restriction at the time it is obtained from the Disclosing Party,
            (b) is subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (c) is or becomes publicly available through no wrongful act of the Receiving Party or any third party; (d) is independently developed by or for the Receiving Party without reference to or use of any Confidential Information of the Disclosing Party; or (e) is required to be disclosed pursuant to an applicable law, rule, regulation, government requirement or court order, or the rules of any stock exchange (provided, however, that the Receiving Party shall advise the Disclosing Party of such required disclosure promptly upon learning thereof in order to afford the Disclosing Party a reasonable opportunity to contest, limit and/or assist the Receiving Party in crafting such disclosure).

     11.03 Permitted Disclosure. The Receiving Party shall advise its employees, agents, contractors, subcontractors and licensees, and shall require its affiliates to advise

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                                                                   EXHIBIT 10.01


            their employees, agents, contractors, subcontractors and licensees, of the Receiving Party's obligations of confidentiality and non-use under this Article 11, and shall be responsible for ensuring compliance by its and its affiliates' employees, agents, contractors, subcontractors and licensees with such obligations. In addition, the Receiving Party shall require all persons and entities that are provided access to the Disclosing Party's Confidential Information, other than the Receiving Party's accountants and legal counsel, to execute confidentiality or non-disclosure agreements containing provisions substantially similar to those set forth in this Article 11. The Receiving Party shall promptly notify the Disclosing Party in writing upon learning of any unauthorized disclosure or use of the Disclosing Party's Confidential Information by such persons or entities.

     11.04 Effect of Termination. Upon the Disclosing Party's written request following the termination of this Agreement, the Receiving Party promptly shall return to the Disclosing Party, or destroy, all Confidential Information of the Disclosing Party provided under or in connection with this Agreement, including all copies, portions and summaries thereof. Notwithstanding the foregoing sentence, (a) the Receiving Party may retain one copy of each item of the Disclosing Party's Confidential Information for purposes of identifying and establishing its rights and obligations under this Agreement, for archival or audit purposes and/or to the extent required by Law, and (b) the Administrator shall have no obligation to return or destroy Confidential Information of the Fund that resides in save tapes of Administrator; provided, however, that in either case all such Confidential Information retained by the Receiving Party shall remain subject to the provisions of Article 11 for so long as it is so retained. If requested by the Disclosing Party, the Receiving Party shall certify in writing its compliance with the provisions of this paragraph.

SECTION 12  MISCELLANEOUS PROVISIONS

     12.01 Internet Access. Data and information may be made electronically accessible to the Fund, its adviser and/or sub-adviser(s) and its investors through Internet access to one or more web sites provided by the Administrator ("Web Access"). All rights in Web Access (including text and "look and feel" attributes) are owned by the Administrator. Any commercial use of the content or any other aspect of Web Access requires the written permission of the Administrator. Use of the Web Access by the Fund or its agents or investors will be subject to any additional terms of use set forth on the web site. All Web Access and the information (including text, graphics and functionality) on the web sites related to such Web Access is presented "As Is" and "As Available" without express or implied warranties including, but not limited to, implied warranties of non-infringement, merchantability and fitness for a particular purpose. The Administrator neither warrants that the Web Access will be uninterrupted or error free, nor guarantees the accessibility, reliability, performance, timeliness, sequence, or completeness of information provided on the Web Access.

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                                                                   EXHIBIT 10.01


     12.02 Entire Agreement; Amendments. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and thereof. This Agreement supersedes all prior or contemporaneous representations, discussions, negotiations, letters, proposals, agreements and understandings between the parties hereto with respect to the subject matter hereof, whether written or oral. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by an authorized representative of each of the parties.

     12.03 Notice. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided: (i) by hand (in which case, it will be effective upon delivery); (ii) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or (iii) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the business day after being deposited with such courier service); in each case, to the address (or facsimile number) listed below:

            If to the Administrator, to it at:

            SEI Global Services, Inc.
            One Freedom Valley Drive
            Oaks, Pennsylvania 19456
            Facsimile number:  (610) 676-1040
            Attention:  General Counsel

            If to the Fund, as specified in Schedule III.

            Each of the parties to this Agreement may specify a different address or facsimile number by giving notice in accordance with this Section 12.03 to each of the other parties hereto.

     12.04 Agreement for Sole Benefit of the Administrator and the Fund. This Agreement is for the sole and exclusive benefit of the Administrator and the Fund and will not be deemed to be for the direct or indirect benefit of the clients or customers of the Administrator or the Fund. The clients or customers of the Administrator or the Fund will not be deemed to be third party beneficiaries of this Agreement nor to have any other contractual relationship with the Administrator by reason of this Agreement and each party hereto agrees to indemnify and hold harmless the other party from any claims of its clients or customers against the other party including any attendant expenses and attorneys' fees, based on this Agreement or the services provided hereunder.

     12.05 Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions

                                                                   EXHIBIT 10.01


            shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     12.06 Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party. No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, will constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.

     12.07 Independent Contractor. In making and performing this Agreement, Administrator shall be deemed to be acting as an independent contractor of the Fund and shall not be deemed an agent, affiliate, legal representative, joint venturer or partner of the Fund. Neither Party is authorized to bind the other to any obligation, affirmation or commitment with respect to any other person or entity.

     12.08 Anti-Money Laundering Laws. In connection with performing the Services set forth herein, the Administrator may provide information that the Fund may rely upon in connection with the Fund's compliance with applicable laws and regulations aimed at the prevention and detection of money laundering and/or terrorism activities (hereinafter, the "Regulations"). The Fund and the Administrator agree that the Fund shall be responsible for its compliance with all such Regulations.

     12.09 Force Majeure. No breach of any obligation of a party to this Agreement will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with breach or default, including without limitation: acts of terrorism, work action or strike; lockout or other labor dispute; flood; war; riot; theft; earthquake or natural disaster. Either party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other party.

     12.10 Equipment Failures. In the event of equipment failures beyond the Administrator's control and not caused by the Administrator's gross negligence, the Administrator shall take reasonable and prompt steps to minimize service interruptions but shall have no liability with respect thereto, except to the extent that such service interruptions are the result of the Administrator's failure to develop and maintain a plan for recovery as set forth in this
            Section 12.10. The Administrator shall develop and maintain a plan for recovery from equipment failures which may include contractual arrangements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

                                                                   EXHIBIT 10.01


     12.11 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. Each party to this Agreement, by its execution hereof,
            (i) hereby irrevocably submits to the nonexclusive jurisdiction of the state or federal courts located within the State of Delaware for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement, and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

     12.12 Headings. All Article headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the contract requires.

     12.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     12.14 Assignment. The Administrator may assign its rights and delegate its duties hereunder to any affiliate of SEI Investments Company without consent; provided that the Administrator shall notify the Fund within a reasonable period of time prior to any such assignment.

     12.15 Binding Agreement. This Agreement, and the rights and obligations of the parties hereunder, shall be binding on, and inure to the benefit of, the parties and their respective successors and assigns.


        [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

                                                                   EXHIBIT 10.01


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



SEI GLOBAL SERVICES, INC.


By:
   ------------------------------
Name:
Title:


MAN-AHL 130, LLC

By:
   ------------------------------
Name:
Title:

                                                                   EXHIBIT 10.01

                                   SCHEDULE I


                                LIST OF SERVICES


1.   ACCOUNTING SERVICES

     (a)  Journalize investment, capital and income and expense activities;

     (b)  Maintain historical tax lots for each security;

     (c) Record and reconcile corporate action activity and all other capital changes;

     (d) Reconcile cash and investment balances of the Fund with the Fund's custodian(s), and provide the Investment Adviser with the beginning cash balance available for investment purposes;

     (e) Calculate contractual expenses, including management fees and incentive allocation, as applicable, in accordance with the Fund's prospectus;

     (f) Post to and prepare the Balance Sheet and the Statement of Operations, Statement of Changes in Net Assets, and Statement of Cash Flows in U.S. dollar terms;

     (g) Prepare and monitor the expense accruals and notify any officer of the Fund of any proposed adjustments;

     (h) Control all disbursements and authorize such disbursements from the Fund's account with the custodian(s) upon written instructions;

     (i)  Calculate capital gains and losses;

     (j)  Determine net income;

     (k) Determine applicable foreign exchange gains and losses on payables and receivables, if applicable;

     (l) Arrange for the computation of the net asset value in accordance with the provisions of the Fund's Registration Statement on Form S-1;

     (m) Provide performance information to designated third-parties, upon written request;

     (n)  As appropriate, compute total return and expense ratios;

     (o)  Calculate net asset value per interest for the Fund:

                                                                   EXHIBIT 10.01


          (i) Complete monthly market valuation of securities held by the Fund using standard Pricing Sources (IDC, Bloomberg, Reuters, etc. for direct securities) and the Investment Manager.

          (ii) Review net asset value change from previous month for reasonableness.

          (iii) Reasonableness checks include a review of relevant market fluctuations.

          (iv) Review individual security price variation via automated reporting.

          (v)   Maintain fund accounting records including general ledger;

     (p)  Reconcile and record expense accruals

          (i) Accrue expenses based upon budget either as a percentage of Fund net assets or specific dollar amounts.

          (ii)  Monitor expense limitations, if applicable.

          (iii) Accrue and calculate amortization of organization expenses, if applicable.

          (iv)  Accrue and calculate performance expense.

          (v) Track side pocket capital (with Investment Manager's assistance);

     (q)  Enter futures and forward transactions into the accounting records:

          (i) Receive and record transaction information provided by the Investment Manager/custodian(s).

          (ii) Verify and reconcile individual security settlements with the prime broker.

          (iii) Maintain a ledger of transactions.

          (iv)  Maintain individual tax lots for each security purchase/sale.

          (v)   Determine realized gains or losses on security trades; and

     (r)  Review prime brokers statements:

          (i)   Reconcile cash and currency balances.

          (ii)  Reconcile security positions via automated systems.

          (iii) Reconcile interest and dividend receivable balances.

                                                                   EXHIBIT 10.01


2.   ADMINISTRATION SERVICES

     (a) Support annual audits of financial statements as well as preparation of Annual Reports on Form 10-k and Quarterly Reports on Form 10-Q;

     (b) Coordinate with the adviser the preparation and printing of the Fund's annual and semi-annual member reports;

     (c) Provide such fund accounting and financial reports in connection with quarterly meetings of the Board of Managers as are required or as they may reasonably request;

     (d) Coordinate with the Fund's counsel on drafting, reviewing and filing registration statements, and coordinate printing and delivery of prospectus and financial statements;

     (e) Provide consultation to the Fund and its Investment Adviser on regulatory matters relating to the operation of the Fund, and update the Fund and its Investment Adviser on significant regulatory and legislative developments which may affect the Fund;

     (f) Develop or assist legal counsel to the Fund in the development of policies and procedures relating to the operation of the Fund;

     (g) Assist the Fund in handling and responding to routine regulatory examinations with respect to records retained or services provided by the Administrator, and coordinate with the Fund's legal counsel in responding to any non-routine regulatory matters with respect to such matters;

     (h) Coordinate as necessary the registration or qualification of Interests of the Fund with appropriate state securities authorities;

     (i)  Introduce vendors who are experts in areas of interest; and

     (j) Perform such additional administrative duties relating to the administration of the Fund as may subsequently be agreed upon in writing between the Fund and the Administrator.

3.   INVESTOR SERVICES

     (a)  Processing of investor activity:

          (i) Process new issues, subscriptions, redemptions, conversions, and exchanges of Interests.

          (ii)  Instruct money movements pertaining to investor transactions.

          (iii) Confirm transactions to investors and/or distributors.

                                                                   EXHIBIT 10.01


          (iv) Retain correspondence and other information pertaining to the investor register.

          (v)   Address investor inquiries.

          (vi) Fulfill investor document requests (prospectuses, financial statements, etc.).

          (vii) Issue Interests in accordance with the applicable fund documents upon receipt of: (a) duly completed subscription documents; (b) the full amount of the subscription monies payable in respect of the Interests being subscribed in available funds; and (c) documents or evidence satisfactory to the Administrator that applicable anti-money laundering regulations in any applicable jurisdiction have been complied with in relation to the prospective investor and the subscription.

     (b)  Reporting of investor activity:

          (i) Mail or otherwise distribute to investors of record, account statements, notices of meetings and reports.

          (ii) Provide Fund accountants with reports and other investor activity information.

     (c)  Maintain Fund investor records:

          (i)   Maintain the investor register.

          (ii)  Maintain investor files.

          (iii) Provide liaison with independent auditors for transfer agency inspection.

          (iv)  Address Fund anti-money laundering and USA PATRIOT Act.

4.   ANTI-MONEY LAUNDERING SERVICES

     (a) Verify the identity of all interest holders and maintain identification verification and transactional records in accordance with the requirements of the Regulations.

     (b) Verify that the interest holders are not designated nationals and/or blocked persons as identified on the OFAC list maintained by the U.S. Department of Treasury (found at http://www.treas.gov.ofac), or any other relevant regulatory or law enforcement agencies, as applicable.

     (c) Pursuant to the Regulations, report any information or other matter which comes to its attention relating to any person that the Administrator knows or suspects is engaged in money laundering, to the relevant authorities, as applicable.

                                                                   EXHIBIT 10.01

                                   SCHEDULE II

                                 FEES & EXPENSES

ADMINISTRATION AND ACCOUNTING FEE:

The following fees are due and payable quarterly in arrears to Administrator pursuant to Article 8 of the Agreement. The Fund will be charged the greater of the Asset Based Fee or the Annual Minimum Fee, in each case calculated in the manner set forth below.

ASSET BASED FEE (calculated monthly and paid on a quarterly basis):

----------------------------------------------------------------------------
Fund Assets                                                  Basis Points
----------------------------------------------------------------------------
First $150 million in assets                                       9
----------------------------------------------------------------------------
Next $150 million in assets                                        8
----------------------------------------------------------------------------
Excess of $300 million in assets                                   6
----------------------------------------------------------------------------

The Asset Based Fee shall be calculated based on the aggregate average daily net assets of the Fund during the period.

ANNUAL MINIMUM FEE (calculated monthly and paid on a quarterly basis):

----------------------------------------------------------------------------
Annual Minimum Fee                                              Fee
----------------------------------------------------------------------------
As of the Effective Date                             $150,000
----------------------------------------------------------------------------
Additional minimum fee for classes added after       $15,000 per additional
the Effective Date                                   class
----------------------------------------------------------------------------

INVESTOR SERVICING FEE:

$20 annual per investor account charge for first 1,500 accounts;
$18 annual per investor account charge for each account over 1,500 accounts; $25 per new investor set up charge first 1,500 accounts;
$23 per new investor set up charge for each account over 1,500 accounts; and $12 per investor fulfillment item/phone call (i.e., offering documents, annual reports, prospectuses.


OUT OF POCKET EXPENSES:

Pursuant to Section 7.02, the Fund shall pay all reasonable out of pocket expenses (i.e., banking and wire transfer fees, fulfillment charges, pricing service fees, postage, registration fees, facsimile and telephone charges) incurred by the Administrator on behalf of the Fund. Such expenses shall be billed to the Fund quarterly in arrears.

                                                                   EXHIBIT 10.01

                                  SCHEDULE III

                             NOTICE INSTRUCTION FORM

TO WHOM NOTICES SHOULD BE SENT PURSUANT TO SECTION 12.03 OF THE AGREEMENT:


Name of Party or Parties:
                            ---------------------------------------

Name of Contact:
                            ---------------------------------------

Address:
                            ---------------------------------------

Telephone No.:
                            ---------------------------------------

Facsimile No.:
                            ---------------------------------------

Email Address:
                            ---------------------------------------


                              [END OF SCHEDULE III]




                                      III-1